UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2010
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)
Registrant’s telephone number, including area code: (830) 626-5200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On March 19, 2010, certain subsidiaries of Rush Enterprises, Inc. (the “Company”) entered into a definitive Asset Purchase Agreement (the “Agreement”) and related agreements to acquire all or substantially all of the assets and real estate of Lake City Companies, LLC and certain of its subsidiaries and affiliates, which assets are currently used to conduct of the commercial truck, bus and agricultural equipment sales, service, parts, finance and leasing business (the “Business”) operated by the Sellers (as defined below), and assume certain liabilities relating to the Business. The following chart reflects the Sellers’ franchises and parts, service and body shop operations by location:

Medium-Duty and Bus
Truck Center Location	Heavy-Duty Franchise(s)	Franchise(s)	Parts	Service	Body Shop

Idaho:

Boise	International, Autocar	International, IC Bus, Collins Bus	Yes	Yes	Yes
Heyburn	International, Autocar	International, IC Bus	Yes	Yes	No
Idaho Falls	International, Autocar	International, IC Bus	Yes	Yes	Yes
Lewiston	None	None	Yes	Yes	No
Twin Falls	International, Autocar	International, IC Bus	Yes	Yes	Yes

Oregon:

Ontario	None	None	Yes	Yes	No

Utah:

Helper	None	None	Yes	Yes	No
Ogden	None	None	Yes	Yes	No
Salt Lake City	International, Autocar	International, IC Bus, Collins Bus, Mitsubishi Fuso	Yes	Yes	Yes
Springville	International, Autocar	International, IC Bus, Mitsubishi Fuso	Yes	Yes	No
St. George	International, Autocar	International, IC Bus	Yes	Yes	No
     The Company estimates that the purchase price for the Business, including goodwill, will be approximately $76.5 million, comprised of approximately $44 million for assets and goodwill and $34.5 million for real estate, less a $2 million payment to the Purchasers from Red Rock Financial Services, LLC, an affiliate of the Sellers and the Member (as defined below), as provided below. At closing, the Company anticipates that it will finance approximately $28.5 million of the purchase price under its floor plan, accounts receivable and lease and rental truck financing arrangements. The Company may also finance a portion of the purchase price of the real estate following the closing of the acquisition.
     The parties to the Agreement, dated March 19, 2010, are Lake City Companies, LLC, Lake City Idealease, LLC, Lake City Trucks, LLC and Lake City International Trucks St. George, Inc. (collectively, the “Sellers”), Edward S. Pace (the “Member”) and Rush Truck Centers of Utah, Inc., Rush Truck Centers of Idaho, Inc. and Rush Truck Centers of Oregon, Inc. (collectively, the “Purchasers”). Rush Enterprises, Inc. is party to the Agreement solely for indemnification purposes.
     The acquisition described above is scheduled to close, subject to certain customary closing conditions, on or about May 24, 2010 (the “Closing”). The Agreement contains customary representations, warranties and covenants, including (i) the Sellers will conduct their business in the ordinary course prior to the Closing and (ii) the parties will use their respective best efforts to obtain any third party consents required pursuant to the Agreement. In addition, the Sellers have agreed to customary restrictions on engaging in certain transactions with respect to the assets.
     The transaction is subject to customary conditions including, among other things, (i) the approval of the Company to act as an authorized dealer of the products sold by the Sellers, including International Truck and Engine Corporation and IC Bus, each divisions of Navistar, Inc., Autocar LLC, and Mitsubishi Fuso Truck of America, Inc.; (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the accuracy of the representations and warranties of each party as of the Closing; (iv) approval by state agencies in the States of Utah, Idaho and Oregon for the Purchasers to serve as licensed motor vehicle dealers; and (v) the execution and delivery of certain ancillary agreements. In addition, the Purchasers’ obligation to consummate the transactions contemplated by the Agreement is subject to there having occurred no material adverse effect (as defined in the Agreement).
     The Agreement also provides for customary indemnification by the parties, which survive, with certain exceptions, for one year following the Closing, including: (i) subject to certain limitations, losses arising out of a breach of warranties or nonfulfillment of any covenants in the Agreements and in certain related documents and (ii) liabilities that are excluded from the transaction.
     The foregoing is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 and incorporated by reference herein.
     In connection with the acquisition, certain of the parties entered into ancillary agreements to be effective as of the Closing, including an agreement pursuant to which the Purchasers will assume certain ongoing recourse liability risk related to certain financing arrangements in exchange for a payment of $2.0 million from Red Rock Financial Services, LLC, an affiliate of the Sellers and the Member, and certain agreements for the purchase and sale of real property, for an aggregate cash purchase price of approximately $34.5 million.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Exhibit Title
2.1	Asset Purchase Agreement dated March 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President

Dated: March 25, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
2.1	Asset Purchase Agreement dated March 19, 2010